SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ ] Definitive Proxy Statement [X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


 ..................CENTURY HILLCRESTE APARTMENT INVESTORS, L.P..................
                (Name of registrant as specified in its charter)

 ...............................................................................
     (Name of person(s) filing proxy statement if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
              . . . . . . . . . ...............................................
         2) Aggregate number of securities to which transaction applies:
              . . . . . . . . . ...............................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              . . . . . . . . . ...............................................
         4) Proposed maximum aggregate value of transaction:
              . . . . . . . . . ...............................................
         5) Total fee paid:
              . . . . . . . . . ...............................................

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No:
     3) Filing Party:
     4) Date Filed:


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CENTURY HILLCRESTE APARTMENT INVESTORS, L.P.
9090 Wilshire Boulevard, Suite 201
Beverly Hills, California 90211




August 14, 1998


                               IMPORTANT REMINDER


Dear Unitholder:

Your vote has not yet been received in the consent solicitation regarding the sale of the Century HillCreste Apartment Associates, L.P.'s apartment complex in West Los Angeles. Your vote is important. We urge you not to fail to vote on this important matter since the outcome will impact all unitholders.

You may mail your consent in the enclosed postage paid envelope or fax your vote back to the partnership's transfer agent and tabulator, Gemisys, at (303) 705-6171.

A few facts to bear in mind when reviewing the Consent materials:

The proceeds of the proposed sale combined with the available cash of the partnership would result in a cash distribution to the unitholders of approximately $8.46 per unit, an amount which is estimated to be sufficient to cover taxes that would be due in connection with the sale (please see Consent Statement and consult your tax advisor).

One of the Partnership's original objectives was to dispose of the Property within five to eleven years after completion of construction. The Sale would allow the Partnership to meet this objective.

The purchase price of $58,500,000, as detailed in the Consent Statement, is 16% higher than the independently appraised value of the property as of March 31, 1998, and is equal to the highest offer received from a third party for the property.

No trading market for the partnership units exists or is anticipated to develop.



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Complete information regarding the sale of the property is contained in the
Consent Statement previously sent to you. If you need another copy of the Consent Statement or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of consents, at (800) 322-2885 Toll-free or (212) 929-5500 Collect.

Very truly yours,

National Partnership Investments Corp.